Exhibit 26(h)(xiii)

Amendment No. 4 dated 10-1-2007 to Participation Agreement among Variable Insurance Products’ Funds, Fidelity Distributors Corporation and Peoples Benefit Life Insurance Company dated 12-1-2000

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Peoples Benefit Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated December 1, 2000 by doing the following:

1.	Peoples Benefit Life Insurance Company, an Iowa insurance company, shall be merged into Monumental Life Insurance Company, an Iowa insurance company, effective October 1, 2007.

2.	All references in the Agreement to Peoples Benefit Life Insurance Company or to the “Company” shall refer to Monumental Life Insurance Company.

3.	Monumental Life Insurance Company assumes all rights and obligations of the Peoples Benefit Life Insurance Company under the Agreement.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of October, 2007.

PEOPLES BENEFIT LIFE INSURANCE COMPANY
By:           /s/ Steven R. Shepard
Name:           Steven R. Shepard
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III and
VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/ Kimberley Monastano
Name:           Kimberley Monstano
Title:           Treasurer SVP

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/ William F. Loehning
Name:           William F. Loehning
Title:           Executive Vice President
Schedule A

Separate Accounts and Associated Contracts
(As of October 1, 2007)

Name of Separate Account and                                                                           Funded By Separate Account
Date Established by Board of Directors

Separate Account VA CC (formerly                                                  Advisor’s Edge Select® Variable Annuity
Peoples Benefit Life Insurance Company                                         Advisor’s Edge® Variable Annuity
Separate Account V) (February 1, 1992)                                            Personal Manager Variable Annuity
Marquee Variable Annuity – A Units
Marquee Variable Annuity – B Units

Separate Account VL E (formerly                                                          Pacer Choice Variable Life
Peoples Benefit Life Insurance Company
Separate Account I) (February 3, 1986)

Separate Account VA BB (formerly                                                     Pacer Choice Variable Annuity
Peoples Benefit Life Insurance Company
Separate Account II) (February 3, 1986)